UNDERWRITING AGREEMENT
                             ----------------------

     This Agreement made as of January 12, 1998 by and between the Wells Family of Real Estate Funds, an Ohio business trust (the "Trust"), and Wells Investment Securities, Inc., a Georgia corporation ("Underwriter").

     WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Act"); and

     WHEREAS, Underwriter is a broker-dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, the Trust and Underwriter are desirous of entering into an agreement providing for the distribution by Underwriter of shares of beneficial interest (the "Shares") of each series of shares of the Trust (the "Series");

     NOW, THEREFORE, in consideration of the promises and agreements of the parties contained herein, the parties agree as follows:

     1.   Appointment.
          ------------

          The Trust hereby appoints Underwriter as its exclusive agent for the distribution of the Shares in jurisdictions wherein such shares may legally be offered for sale, and Underwriter hereby accepts such appointment under the terms of this Agreement. While this Agreement is in force, the Trust shall not sell any Shares except on the terms set forth in this Agreement.

Notwithstanding any other provision hereof, the Trust may terminate, suspend or withdraw the offering of Shares whenever, in its sole discretion, it deems such action to be desirable.

     2.   Sale and Repurchase of Shares.
          ------------------------------

          (a) Underwriter will have the right, as agent for the Trust, to enter into dealer agreements with responsible investment dealers, and to sell Shares to such investment dealers against orders therefor at the public offering price (as defined in subparagraph 2(e) hereof) less a discount determined by Underwriter, which discount shall not exceed the amount of the sales charge stated in the Trust's effective Registration Statement on Form N-1A under the Securities Act of 1933, as amended, including the then current prospectus and statement of additional information (the "Registration Statement"). Upon receipt of an order to purchase Shares from a dealer with whom Underwriter has a dealer agreement, Underwriter will promptly cause such order to be filled by the Trust.

          (b) Underwriter will also have the right, as agent for the Trust, to sell such Shares to the public against orders therefor at the public offering price.

          (c) Underwriter will also have the right, as agent for the Trust, to sell Shares at their net asset value to such persons as may be approved by the Trustees of the Trust, all such sales to comply with the provisions of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

          (d) Underwriter will also have the right to take, as agent for the Trust, all actions which, in Underwriter's judgment, are necessary to carry into effect the distribution of the Shares.

          (e) The public offering price for the Shares of each Series shall be the respective net asset value of the Shares of that Series then in effect, plus any applicable sales charge determined in the manner set forth in the Registration Statement or as permitted by the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. In no event shall any applicable sales charge exceed the maximum sales charge permitted by the Rules of Fair Practice of the NASD.

          (f) The  net  asset  value  of the  Shares  of each  Series  shall  be determined in the manner provided in the Registration Statement, and when determined shall be applicable to transactions as provided for in the Registration Statement. The net asset value of the Shares of each Series shall be calculated by the Trust or by another entity on behalf of the Trust. Underwriter shall have no duty to inquire into or liability for the accuracy of the net asset value per Share as calculated.

          (g) On every sale, the Trust shall receive the applicable net asset value of the Shares promptly, but in no event later than the third business day following the date on which Underwriter shall have received an order for the purchase of the Shares. Underwriter shall have the right to retain the sales charge less any applicable dealer discount.

          (h) Upon receipt of purchase instructions, Underwriter will transmit such instructions to the Trust or its transfer agent for registration of the Shares purchased.

          (i) Nothing in this Agreement shall prevent Underwriter or any affiliated person (as defined in the Act) of Underwriter from acting as underwriter or distributor for any other person, firm or corporation (including other investment companies) or in any way limit or restrict Underwriter or any such affiliated person from buying, selling or trading any securities for its or their own account or for the accounts of others for whom it or they may be acting; provided, however, that Underwriter expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.

          (j) Underwriter, as agent of and for the account of the Trust, may repurchase the Shares at such prices and upon such terms and conditions as shall be specified in the Registration Statement.

     3.   Sale of Shares by the Trust.
          ----------------------------

          The Trust reserves the right to issue any Shares at any time directly to the holders of Shares ("Shareholders"), to sell Shares to its Shareholders or to other persons approved by Underwriter at not less than net asset value and to issue Shares in exchange for substantially all the assets of any corporation or trust or for the shares of any corporation or trust.

     4.   Basis of Sale of Shares.
          ------------------------

          Underwriter does not agree to sell any specific number of Shares. Underwriter, as agent for the Trust, undertakes to sell Shares on a best efforts basis only against orders therefor.

     5.   Rules of NASD, etc.
          -------------------

          (a) Underwriter will conform to the Rules of Fair Practice of the NASD and the securities laws of any jurisdiction in which it sells, directly or indirectly, any Shares.

          (b) Underwriter will require each dealer with whom Underwriter has a dealer agreement to conform to the applicable provisions hereof and the Registration Statement with respect to the public offering price of the Shares, and neither Underwriter nor any such dealers shall withhold the placing of purchase orders so as to make a profit thereby.

          (c) Underwriter agrees to furnish to the Trust sufficient copies of any agreements, plans or other materials it intends to use in connection with any sales of Shares in adequate time for the Trust to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.

          (d) Underwriter, at its own expense, will qualify as dealer or broker, or otherwise, under all applicable state or federal laws required in order that Shares may be sold in such states as may be mutually agreed upon by the parties.

          (e) Underwriter shall not make, or permit any representative, broker or dealer to make, in connection with any sale or solicitation of a sale of the Shares, any representations concerning the Shares except those contained in the then current prospectus and statement of additional information covering the Shares and in printed information approved by the Trust as information supplemental to such prospectus and statement of additional information. Copies of the then effective prospectus and statement of additional information and any such printed supplemental information will be supplied by the Trust to Underwriter in reasonable quantities upon request.

     6.   Records to be Supplied by Trust.
          --------------------------------

          The Trust shall furnish to Underwriter copies of all information, financial statements and other papers which Underwriter may reasonably request for use in connection with the distribution of the Shares, and this shall include, but shall not be limited to, one certified copy, upon request by Underwriter, of all financial statements prepared for the Trust by independent public accountants.

     7.   Expenses.
          ---------

          In the performance of its obligations under this Agreement, Underwriter will pay only the costs incurred in qualifying as a broker or dealer under state and federal laws and in establishing and maintaining its relationships with the dealers selling the Shares. All other costs in connection with the offering of the Shares will be paid by the Trust or the Trust's investment adviser (the "Adviser") in accordance with agreements between them as permitted by applicable law, including the Act and rules and regulations promulgated thereunder.

          The Trust shall pay Underwriter (a) amounts necessary in order to permit Underwriter to pay (i) payments to securities dealers and others who are engaged in the sale of Shares and who may be advising shareholders of the Trust regarding the purchase, sale or retention of Shares; (ii) expenses of maintaining personnel (including personnel of organizations with which the Trust has entered into agreements related to this Plan) who engage in or support distribution of Shares or who render shareholder support services not otherwise provided by the Trust's transfer agent, including, but not limited to, office space and equipment, telephone facilities and expenses, answering routine inquiries regarding the Trust, processing shareholder transactions, and providing such other shareholder services as the Trust may reasonably request;
(iii) for expenses incurred in formulating and implementing of marketing and promotional activities, including, but not limited to, direct mail promotions and television, radio, newspaper, magazine and other mass media advertising;
(iv) for expenses incurred in preparing, printing and distributing sales literature; (v) for expenses incurred in preparing, printing and distributing prospectuses and statements of additional information and reports of the Trust for recipients other than existing shareholders of the Trust; and (vi) for expenses incurred in obtaining such information, analyses and reports with respect to marketing and promotional activities as may, from time to time, be deemed advisable, and (b) for such other distribution costs as the Board of Trustees of the Trust, including a majority of the Rule 12b-1 Trustees (as that term is defined in the Registration Statement), may from time to time specify in a resolution adopted by the Board; provided, however, that the total amount reimbursed by the Fund in any given year shall not exceed such maximum limits as may be set forth from time to time under the Trust's Plan of Distribution Pursuant to Rule 12b-1 under the Act. It is understood that at such time as this maximum is reached Underwriter will have no obligation to continue to perform under this Agreement. The Trust agrees that if Underwriter thereafter continues to perform under this Agreement, Underwriter may seek payment from the Trust in the amount of the expenses incurred by it on behalf of the Trust at such times in the future as the expenditure limits set forth have not otherwise been reached. Underwriter acknowledges that the Trust will have no contractual obligation to pay any portion of such amounts, if any, and that the time and conditions under which the Trust might make such payment as requested by Underwriter will be solely within the discretion of those trustees who are deemed to be Rule 12b-1 Trustees. Underwriter agrees to provide to the Board of Trustees of the Trust, for each fiscal quarter elapsing after the commencement of the offering contemplated hereby, a written report accounting for the monies paid or payable to Underwriter by the Trust under this Agreement, which report shall state the amounts expended by Underwriter and the purposes for which such expenditures were made.

     8.   Indemnification of Trust.
          -------------------------

          Underwriter, to the extent of the net commission received by it from the sale of Shares but to no greater amount, agrees to indemnify and hold harmless the Trust, the Adviser and each person who has been, is, or may hereafter be a trustee, director, officer, employee, partner, shareholder or control person of the Trust or the Adviser, against any loss, damage or expense (including the reasonable costs of investigation) reasonably incurred by any of them in connection with any claim or in connection with any action, suit or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon any untrue statement or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact necessary to make the statements not misleading, on the part of Underwriter or any agent or employee of Underwriter or any other person for whose acts Underwriter is responsible, unless such statement or omission was made in reliance upon written information furnished by the Trust or the Adviser. Underwriter likewise, to the extent of the net commission received by it from the sale of Shares but to no greater amount, agrees to indemnify and hold harmless the Trust, the Adviser and each such person in connection with any claim or in connection with any action, suit or proceeding which arises out of or is alleged to arise out of Underwriter's failure to exercise reasonable care and diligence with respect to its services, if any, rendered in connection with investment, reinvestment, automatic withdrawal and other plans for Shares. The term "expenses" for purposes of this and the next paragraph includes amounts paid in satisfaction of judgments or in settlements which are made with Underwriter's consent. The foregoing rights of indemnification shall be in addition to any other rights to which the Trust, the Adviser or each such person may be entitled as a matter of law.

     9.   Indemnification of Underwriter.
          -------------------------------

          Underwriter, its directors, officers, employees, shareholders and control persons shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of any of such persons in the performance of Underwriter's duties. The Trust will advance attorneys' fees or other expenses incurred by any such person in defending a proceeding, upon the undertaking by or on behalf of such person to repay the advance if it is ultimately determined that such person is not entitled to indemnification. Any person employed by Underwriter who may also be or become an officer or employee of the Trust shall be deemed, when acting within the scope of his employment by the Trust, to be acting in such employment solely for the Trust and not as an employee or agent of Underwriter.

     10.  Termination and Amendment of this Agreement.
          --------------------------------------------

          This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment (as such term is defined under the Act). This Agreement may be amended only if such amendment is approved (i) by Underwriter, (ii) either by action of the Board of Trustees of the Trust or at a meeting of the Shareholders of the Trust by the affirmative vote of a majority of the outstanding Shares, and (iii) by a majority of the Trustees of the Trust who are not interested persons of the Trust or of Underwriter by vote cast in person at a meeting called for the purpose of voting on such approval.

          Either the Trust or Underwriter may at any time terminate this Agreement on sixty (60) days' written notice delivered or mailed by registered mail, postage prepaid, to the other party.

     11.  Effective Period of this Agreement.
          -----------------------------------

          This Agreement shall take effect upon its execution and shall remain in full force and effect for a period of two (2) years from the date of its execution (unless terminated automatically as set forth in Section 10), and from year to year thereafter, subject to annual approval (i) by Underwriter, (ii) by the Board of Trustees of the Trust or a vote of a majority of the outstanding Shares, and
(iii) by a majority of the Trustees of the Trust who are not interested persons of the Trust or of Underwriter by vote cast in person at a meeting called for the purpose of voting on such approval.

     12.  Limitation of Liability.
          ------------------------

          It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, Shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust, as provided in the Agreement and Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees and Shareholders of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees and Shareholders nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Agreement and Declaration of Trust.

     13.  New Series.
          -----------

          The terms and provisions of this Agreement shall become automatically applicable to any additional series of the Trust established during the initial or renewal term of this Agreement.

     14.  Successor Investment Company.
          -----------------------------

          Unless this Agreement has been terminated in accordance with Paragraph 10, the terms and provisions of this Agreement shall become automatically applicable to any investment company which is a successor to the Trust as a result of reorganization, recapitalization or change of domicile.

     15.  Severability.
          -------------

          In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

     16.  Questions of Interpretation.
          ----------------------------

          (a) This Agreement shall be governed by the laws of the State of Georgia.

          (b) Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     17.  Notices.
          --------

          Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust for this purpose shall be 312 Walnut Street, 21st Floor, Cincinnati, Ohio 45202 and that the address of Underwriter for this purpose shall be 3885 Holcomb Bridge Road, Norcross, Georgia 30092.

          IN WITNESS WHEREOF, the Trust and Underwriter have each caused this Agreement to be signed in duplicate on their behalf, all as of the day and year first above written.

ATTEST:                                 WELLS FAMILY OF REAL ESTATE FUNDS

/s/ Linda L. Carson                     By: /s/ Leo F Wells
-----------------------------              ------------------------------
Secretary                               Its:  President

ATTEST:                                 WELLS INVESTMENT SECURITIES, INC.

/s/ Linda L. Carson                     By: /s/ Leo F. Wells
-----------------------------              ------------------------------
Secretary                               Its:  President